UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Amendment No. 1

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TOWERSTREAM CORPORATION

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TOWERSTREAM CORPORATION

55 HAMMARLUND WAY
MIDDLETOWN, RHODE ISLAND 02842
Telephone: (401) 848-5848

To the Stockholders of Towerstream Corporation:

Towerstream Corporation (the “Company”) is mailing to its stockholders this amendment to its 2012 Proxy Statement (“the Amendment”), originally filed with the Securities and Exchange Commission on September 6, 2012 (the “2012 Proxy Statement”). The Amendment clarifies that in order to approve the matters set forth in Proposals 3, 5, and 6, the affirmative vote of a majority of the votes cast at the annual meeting as set forth in the forepart of the 2012 Proxy Statement (and not the affirmative vote of a majority of the shares of Common Stock outstanding on September 4, 2012, the record date, as stated under “Required Vote” in the descriptions of such Proposals which is hereby amended as set forth below) is the required vote necessary for approval of such Proposals. In addition, the Amendment clarifies that the proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock (Proposal No. 2) requires the affirmative vote of a majority of the shares of Common Stock outstanding on September 4, 2012, the record date (and not the affirmative vote of a majority of the votes cast at the annual meeting) and is considered by us to be a “routine” matter (rather than a “non-routine” matter). Accordingly, brokers may vote uninstructed shares with respect to Proposal No. 2. Except as described above, no other changes have been made to the 2012 Proxy Statement. This supplemental information should be read in conjunction with the 2012 Proxy Statement.

PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Required Vote

Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding on September 4, 2012, the record date. Since this proposal is considered by us to be a “routine” matter, brokers may vote uninstructed shares with respect to this proposal.

PROPOSAL NO. 3 - AMENDMENT TO THE 2007 INCENTIVE STOCK PLAN

Required Vote

Approval of the proposal to increase the number of shares of Common Stock reserved for issuance requires the affirmative vote of a majority of the votes cast at the annual meeting.

PROPOSAL NO. 5 - NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF EXECUTIVE OFFICERS

Required Vote

Approval for the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.

PROPOSAL NO. 6 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Required Vote

Approval for the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.

Dated: October 16, 2012	By Order of the Board of Directors /s/ Philip Urso Chairman